UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 21, 2008, our Board of Directors committed the company to a restructuring plan with respect to each of our business segments. As a part of this restructuring, we have adopted a plan of sale for our German Professional Services business and placed this business into discontinued operations. We also have placed into discontinued operations the business associated with certain outdoor wireless coverage products. We also have included in the plan a restructuring of the operations of our Global Connectivity Systems business segment as well as our global go-to-market organization and general and administrative support functions. The restructuring plan is being implemented in an effort to accelerate and expand our ongoing cost leadership initiatives and is in response to a variety of internal and external factors, including, without limitation, general macro-economic uncertainties. Exclusive of employees who work for our Germany professional services business for which we have adopted a plan of sale, we expect approximately 300 to 350 employment positions will be eliminated in connection with the restructuring plan, the majority of those reductions being in North America.

As a result of the restructuring plan, we expect to incur a pre-tax charge of between $14 million to $26 million in the fourth quarter of 2008. The charge is expected to be comprised of approximately $5 million to $9 million of cash restructuring charges (mostly related to severance payments) to be paid during our 2009 fiscal year, approximately $6 million to $12 million of non-cash restructuring charges (including inventory and other write-offs), and approximately $3 million to $5 million for non-cash impairment charges (including fixed assets and intangibles). We expect to complete the restructuring plan during the first quarter of our 2009 fiscal year.

For more information on the restructuring plan, refer to the press release furnished as Exhibit 99.1 with this report.

The information in this Item 2.05 contains forward-looking statements about our restructuring plans based on management's current beliefs and expectations about future events. The statements are based upon currently available information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include those identified in the section captioned "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended October 31, 2007, as may be updated in Item 1A of our subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.06 Material Impairments.

The information set forth above in Item 2.05 of this report is hereby incorporated by reference into this Item 2.06.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated October 22, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

October 23, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 22, 2008